Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2017 with respect to the audited consolidated financial statements of Acer Therapeutics Inc. (formerly known as Opexa Therapeutics, Inc.) as of December 31, 2016 and 2015 and for the years then ended. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP www.malonebailey.com Houston, Texas November 14, 2017